UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2015 (December 16, 2015)

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Interest Purchase Agreement
On December 16, 2015, New Source Energy Partners L.P., a Delaware limited (the “Partnership”), and its subsidiary MidCentral Energy Partners L.P., a Delaware limited partnership (“MCLP”), entered into an interest purchase agreement (the “Interest Purchase Agreement”) with Erick’s Holdings, LLC, a Delaware limited liability company (“Buyer”), J. Mark Snodgrass, an individual residing in Kingfisher, Oklahoma (“Mr. Snodgrass”), Brian N. Austin, an individual residing in Kingfisher, Oklahoma (“Mr. Austin”), Erick Flowback Services LLC, an Oklahoma limited liability company (“Erick”), and Rod’s Production Services, L.L.C., a Delaware limited liability company (“Rod’s”), pursuant to which MCLP sold all of the outstanding membership interests in Erick and all of the outstanding membership interests in Rod's to Buyer (the “Transaction”).
Erick and Rod’s specialize in providing services to oil and natural gas exploration and production companies that increase the safety and efficiencies in pressure-related processes during the completion phase of a well, with a specific focus on well testing and flowback services. Erick and Rod’s operate primarily in Oklahoma, Texas, Pennsylvania, and Ohio.
The total purchase price for the transaction was approximately $44.9 million, consisting of cash consideration of $5.0 million, a promissory note from Buyer in favor of MCLP in the amount of $8.0 million, and the assumption and elimination of $31.9 million of certain liabilities of MCLP and its subsidiaries and affiliates. The liabilities assumed or eliminated include $8.5 million of bank debt of Erick and Rod’s, $21.9 million of contingent consideration (based on the value of such contingent consideration as of September 30, 2015 on the Partnership’s balance sheet) due to the former owners of Erick and Rod’s in connection with the Partnership’s acquisition of Erick and Rod’s on June 26, 2014 (the “Acquisition”), and $1.5 million of liabilities related to certain legal proceedings of Erick and Rod’s. The Interest Purchase Agreement also contains representations, warranties, covenants and indemnification provisions that are typical for transactions of this nature.
The Interest Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference to this Item 1.01. The foregoing description of the Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Interest Purchase Agreement.
Releases
The parties to the Interest Purchase Agreement, among others, entered into certain releases in connection with the Transaction, including: (i) the parties to that certain Contribution Agreement providing for the Acquisition, dated as of June 26, 2014 (the “Contribution Agreement”), among others, released each other from any and all liabilities and obligations arising under or in connection with the Contribution Agreement, except for Section 8.04 of the Contribution Agreement; (ii) Buyer released the Partnership and MCLP, among others, from any and all liabilities and obligations arising under or in connection with that certain Promissory Note, effective May 1, 2015, in favor of Buyer representing a portion of the Partnership’s obligation to pay contingent consideration in connection with the Acquisition; (iii) Bank 7 released MCLP and Kristian B. Kos, the Partnership’s Chairman and Chief Executive Officer, among others, from any and all liabilities and obligations arising under or in connection with that certain First Amended and Restated Loan and Security Agreement, dated June 26, 2014, by and among Bank 7, MCLP, Erick, Rod’s, Mr. Snodgrass and Mr. Austin, as amended; (iv) LSQ Funding Group L.C. (“LSQ”) released MCLP and MidCentral Energy Services, LLC (“MCES”), among others, from any and all liabilities and obligations arising under or in connection with that certain Factoring Agreement dated October 22, 2015 by and between Erick and LSQ and that certain Factoring Agreement dated October 22, 2015 by and between Rod’s and LSQ; (v) LSQ released Erick and Rod’s, among others, from any and all liabilities and obligations arising under or in connection with that certain Factoring Agreement dated September 24, 2015 by and between MCES and LSQ; and (vi) MCLP and its affiliates, on the one hand, and Erick, Rod’s and Buyer, on the other hand, released each other from any and all liabilities and obligations between such parties, except for liabilities arising out of or related to the Interest Purchase Agreement, the Transition Services Agreement, the Note and the releases described in Section 2.2 of the Interest Purchase Agreement.
Promissory Note
Pursuant to the Interest Purchase Agreement, Buyer executed a promissory note, dated as of December 16, 2015, in favor of MCLP in the amount of $8.0 million (the “Note”) as part of the purchase price of the Transaction, pursuant to which Buyer shall pay biannual principal and interest payments beginning on June 30, 2017 in addition to a one-time payment of accrued and unpaid interest on December 15, 2016. The unpaid principal amount outstanding shall bear interest from the date of the Note at the rate of 5.00% per annum. Under the Note, Buyer is required to pay in full all of the outstanding principal and accrued and unpaid interest on December 31, 2020. The Note contains covenants that are typical for transactions of this nature.

The Note also contains customary events of default, including (i) failure to timely pay any amount when due thereunder; (ii) Buyer, Erick or Rod’s makes a general assignment of all or substantially all of their respective assets for the benefit of creditors; (iii) Buyer, Erick or Rod’s fails to observe or perform or comply with any covenant, condition, term, provision or agreement contained in the Note or the Interest Purchase Agreement; (iv) Erick or Rod’s fails to observe or perform or comply with any covenant, condition, term, provision or agreement contained in the Transition Services Agreement, and such failure is not cured within thirty (30) days of written notice by MCLP to any of Buyer, Erick or Rod’s; (v) the Note or any document or agreement delivered in connection therewith ceases to be in full force and effect and valid, binding and enforceable in accordance with its terms against Buyer or any other person or entity party thereto; (vi) Buyer, Erick or Rod’s shall authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction and said proceeding is not dismissed within thirty (30) days of filing; (vii) a Change of Control (as defined in the Note) of any of Buyer, Erick or Rod’s; (viii) Buyer pledges or otherwise encumbers any equity interest in either Erick or Rod's (other than under the Bank 7 Indebtedness (as defined in the Interest Purchase Agreement)); or (ix) there occurs an Event of Default (as defined in the Bank 7 Indebtedness) under the Bank 7 Indebtedness and, unless such Event of Default results from nonpayment, such Event of Default is not cured within 20 days of written notice by Bank 7 to any of Buyer, Erick or Rod's. If an event of default occurs and with respect to the events described in clause (i) shall fail to be cured within 5 days after written notice to Buyer of such default, MCLP, at its option, may declare the outstanding balance of the Note and all other indebtedness and obligations of Buyer owing to MCLP to be immediately due and payable.
The Note is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference to this Item 1.01. The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note.
Transition Services Agreement
In connection with the Transaction, MCLP and Energy Management Resource, LLC (“EMR”) entered into a transition services agreement (the “Transition Services Agreement”) with Erick and Rod’s, pursuant to which EMR will provide certain services to Erick and Rod’s after the closing of the transaction for the rates and on the terms and conditions set forth therein. EMR will provide well testing and flowback services to Erick and Rod’s until December 31, 2015, consistent with such services EMR provided to Erick and Rod’s immediately prior to the closing of the Transaction. EMR will also provide general corporate services until the earlier to occur of (i) June 30, 2016 or (ii) such date on which Erick and Rod’s have terminated all services.
Relationships
The purchase price was determined based on arm’s length negotiations. Buyer is owned, directly or indirectly, by Mr. Snodgrass and Mr. Austin. Mr. Snodgrass and Mr. Austin owned, directly or indirectly, each of Erick and Rod’s prior to the Acquisition. After the Acquisition, Mr. Snodgrass became the Senior Vice President of Operations of MCLP and remained an officer of each of Erick and Rod’s. In addition, Mr. Snodgrass and Mr. Austin were each issued common units representing limited partner interest in the Partnership in connection with the Acquisition, and they still owned such common units as of the date of the Interest Purchase Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth under Item 1.01 to this Current Report with respect to the Transaction is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On December 16, 2015, in connection with the entry into the Interest Purchase Agreement described in Item 1.01 of this Current Report, the Partnership issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.
(b) Pro forma Financial Information.
The pro forma financial information required by this Item 9.01 is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2015, has been prepared as if the Transaction occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2014, and the nine months ended September 30, 2015, have been prepared as if the Transaction occurred on January 1, 2014.
d) Exhibits.

2.1*
Interest Purchase Agreement, dated as of December 16, 2015, by and between New Source Energy Partners L.P., MidCentral Energy Partners L.P., Erick’s Holdings, LLC, J. Mark Snodgrass, Brian N. Austin, Erick Flowback Services LLC and Rod’s Production Services, L.L.C.

10.1	Promissory Note, dated as of December 16, 2015, by Erick’s Holdings, LLC in favor of MidCentral Energy Partners L.P.

99.1	Press Release issued by New Source Energy Partners L.P., dated December 16, 2015

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015, and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 and the related notes showing the pro forma effects of the Transaction.

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* Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: December 22, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1*
Interest Purchase Agreement, dated as of December 16, 2015, by and between New Source Energy Partners L.P., MidCentral Energy Partners L.P., Erick’s Holdings, LLC, J. Mark Snodgrass, Brian N. Austin, Erick Flowback Services LLC and Rod’s Production Services, L.L.C.

10.1	Promissory Note, dated as of December 16, 2015, by Erick’s Holdings, LLC in favor of MidCentral Energy Partners L.P.

99.1	Press Release issued by New Source Energy Partners L.P., dated December 16, 2015

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015, and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 and the related notes showing the pro forma effects of the Transaction.